Exhibit 99.1

NEWS RELEASE

Contacts:
Bob Halliday
Executive Vice President and Chief Financial Officer 978-282-7597
bob.halliday@vsea.com or Mary Wright Director, Investor Relations 978-282-5859
mary.wright@vsea.com

Varian Semiconductor Appoints Gary Dickerson CEO

GLOUCESTER, MA - October 17, 2004 – The Board of Directors of Varian Semiconductor Equipment Associates, Inc. (Nasdaq: VSEA), a leading supplier of ion implantation systems, today announced the appointment of Gary E. Dickerson as chief executive officer and a member of the Varian Semiconductor Board of Directors, effective immediately. Richard A. Aurelio, currently Varian Semiconductor’s chairman and chief executive officer, will remain as executive chairman but will retire from his duties as chief executive officer.

Further, Robert J. Halliday, chief financial officer and Yong-Kil Kim, vice president and general manager, Asian operations, have each been promoted to executive vice president.

Aurelio, who has led Varian Semiconductor since it became a public company in 1999, said, “Gary is ideally suited to move into the CEO role for Varian Semiconductor. He had a world-class record at KLA-Tencor (Nasdaq: KLAC) of bringing new products to market and building strong relationships with customers in our industry. The Board is pleased to have attracted an industry expert to lead Varian Semiconductor’s future growth. “

Dickerson, has over 25 years experience in the semiconductor industry and joins Varian Semiconductor from his previous position as president and chief operating officer of KLA-Tencor. He joined KLA-Tencor in 1986 and was previously the executive vice president of the Customer Group; group vice president for the Wafer Inspection Group; and general manager of the Wisard Division.

Dickerson holds a bachelor’s of science degree in engineering management from the University of Missouri, Rolla, and a master’s degree in business administration from the University of Missouri, Kansas City.

Dickerson commented, “Varian Semiconductor has a great track record of delivering products, with superior technology, that anticipate and exceed our customers’ requirements. The 90 nm and below processes are moving toward single wafer implant tools, especially in the high current segment where the Company is the clear leader. The VIISta architecture provides the Company with an opportunity to achieve significant penetration into next generation processes. I am excited about working together with our customers to help them meet their future technology challenges.”

Dickerson Appointed as CEO	Page 2	October 17, 2004

Ernest L. Godshalk, III, president and chief operating officer, also announced his plans to retire before the end of the year. Aurelio further commented, “I also want to thank Ernie for his tremendous contributions to Varian Semiconductor. The Company has always been a technology leader and, thanks to Ernie, during the past six years we have also been recognized by shareholders for our outstanding financial performance.”

About Varian Semiconductor

Varian Semiconductor Equipment Associates, Inc. is a leading producer of ion implantation equipment used in the manufacture of semiconductors. The Company is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in the Company’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, the statements concerning the Company’s performance, market share and technology leadership, technological capabilities and benefits are forward-looking statements and any statements using the terms “believes,” “anticipates,” “expects,” “plans,” or similar expressions are forward-looking statements. There are a number of important risks and factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, volatility in the semiconductor equipment industry; economic conditions in general and as they affect the Company’s customers; significant fluctuations in the Company’s quarterly operating results; the impact of rapid technological change; the Company’s dependence on the development and introduction of new products; the Company’s concentration on ion implantation systems and related products; concentration in the Company’s customer base and lengthy sales cycles; the highly competitive market in which the Company competes; risks of international sales; foreign currency risks; and general economic conditions; and other factors identified in the Company’s Annual Report on Form 10-K, and the most recent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

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